As filed with the Securities and Exchange Commission on December 16, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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MATRIX SERVICE COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	73-1352174
(State or other jurisdiction of	(I.R.S Employer Identification
incorporation or organization)	Number)

15 East 5th Street, Suite 1100
Tulsa, Oklahoma 74103
(Address of principal executive offices)
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Matrix Service Company 2020 Stock and Incentive Compensation Plan
(Full title of plan)
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John R. Hewitt
President and Chief Executive Officer
Matrix Service Company
15 East 5th Street, Suite 1100
Tulsa, Oklahoma 74103
(918) 838-8822
(Name, address and telephone number of agent for service)
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WITH COPIES TO:
Justin L. Jackson
McAfee & Taft
Two Leadership Square, 8th Floor
211 North Robinson
Oklahoma City, OK 73102
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 625,000 shares of Common Stock of the Registrant reserved for issuance under the 2020 Plan. On December 6, 2022, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Form 8-K that included proposals to, among other things, increase the number of shares available for issuance under the 2020 Plan by 625,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the 2020 Plan was approved by the Registrant’s stockholders on December 5, 2022. This Registration Statement registers the 625,000 additional shares of Common Stock available for issuance under the Plan.
The 625,000 additional shares of Common Stock available for issuance under the 2020 Plan registered pursuant to this Registration Statement are the same class as those previously registered on Form S-8 filed with the Commission on November 3, 2020 (File No. 333-249818). The contents of the aforementioned Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.(1)

Item 2. Registrant Information and Employee Plan Annual Information.(1)
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(1)
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents, filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:
a.Annual Report on Form 10-K for the year ended June 30, 2022;

b.Quarterly Report on Form 10-Q for the quarter ended September 30, 2022;

c.Current Reports on Form 8-K filed on September 1, 2022; September 30, 2022; October 7, 2022; and December 7, 2022;

d.The description of Common Stock, contained on Exhibit 4.2 of the Registrant’s Form 10-K, as filed with the Commission on October 11, 2022, including any subsequent amendments or reports filed for the purposes of updating such description; and

e.All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants the Registrant the authority to indemnify each of its directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer that is made a party to any threatened, pending or completed action, suit or proceeding, (whether civil, criminal or otherwise) by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant or by reason of the fact that such director or officer, at the Registrant’s request, is or was serving at any other corporation or other entity, in any capacity, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, provided that in the case of an action, suit or proceeding against a director or officer that is brought by the Registrant or in the Registrant’s right, it may indemnify such director or officer only in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer; provided further that no such indemnity for expenses may be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Registrant unless, and only to the extent that, either the Delaware Court of Chancery or the court in which the action, suit or proceeding against such director or officer was brought shall determine upon application that, despite the adjudication of liability to the Registrant but in view of all the circumstances of the case, such director or officer is nevertheless fairly and reasonably entitled to indemnity from the Registrant for such expenses in an amount deemed proper by such court.

Section 145 of the DGCL also authorizes the Registrant to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit or proceeding against the director or officer prior to a determination of whether the director or officer is actually entitled to indemnity and to purchase insurance for the benefit of a director or officer against any liability that may be incurred by reason of the fact that the insured was or is a director or officer, regardless of whether the liability insured could have legally been indemnified by the Registrant.

Pursuant to the authority granted the Registrant by Section 145 of the DGCL, the Registrant has provided in its restated certificate of incorporation and bylaws for the indemnification of the Registrant’s directors and officers to the fullest extent authorized or permitted by law as from time to time in effect; the Registrant provided in its restated bylaws for the advancement of expenses of directors and officers, including attorneys’ fees, incurred by such persons in defending any proceeding in advance of its final disposition upon a receipt of a written agreement of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to indemnification for such expenses; the directors of the Registrant have entered into specific agreements which provide for indemnification of such directors by the Registrant under certain circumstances; and the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.

As permitted by Section 102 of the DGCL, the Registrant’s restated certificate of incorporation provides that each of the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of their duties as a director, provided that a director shall be liable, to the extent provided by applicable law, for any breach of such director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or for any transaction from which such director derived an improper personal benefit. This provision does not limit or eliminate the Registrant’s rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Matrix Service Company (incorporated by reference from Exhibit 3.1 to Form 8-K filed December 7, 2022).

3.2*	Second Amended and Restated Bylaws, effective as of May 4, 2017 (Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed May 10, 2017).

5.1	Opinion of McAfee & Taft A Professional Corporation.

23.1	Opinion of McAfee & Taft A Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature page of this registration statement).

107	Calculation of Filing Fee Tables.
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* Incorporated by reference.

Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(Signatures on following page)

SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on December 16, 2022.

MATRIX SERVICE COMPANY

By:  /s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President Finance, Chief Financial
Officer and Secretary

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Cavanah as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jim W. Mogg	Chairman of the Board of Directors	December 16, 2022
Jim W. Mogg

/s/ John R. Hewitt	President and Chief Executive Officer (Principal Executive Officer), and Director	December 16, 2022
John R. Hewitt

/s/ Kevin S. Cavanah	Vice President Finance and Chief Financial Officer (Principal Accounting and Principal Financial Officer)	December 16, 2022
Kevin S. Cavanah

/s/ Jose L. Bustamante	Director	December 16, 2022
Jose L. Bustamante

/s/ Martha Z. Carnes	Director	December 16, 2022
Martha Z. Carnes

/s/ John D. Chandler	Director	December 16, 2022
John D. Chandler

/s/ Carlin G. Conner	Director	December 16, 2022
Carlin G. Conner

/s/ Liane K. Hinrichs	Director	December 16, 2022
Liane K. Hinrichs

/s/ James H. Miller	Director	December 16, 2022
James H. Miller

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